                                                                    EXHIBIT 10.1










                            ATMOS ENERGY CORPORATION

                          1998 LONG-TERM INCENTIVE PLAN





















                           EFFECTIVE: OCTOBER 1, 1998
                   (AS AMENDED AND RESTATED FEBRUARY 14, 2002)

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
ARTICLE 1            PURPOSE..............................................................................1

ARTICLE 2            DEFINITIONS..........................................................................2

ARTICLE 3            ADMINISTRATION.......................................................................8

ARTICLE 4            ELIGIBILITY..........................................................................9

ARTICLE 5            SHARES SUBJECT TO PLAN...............................................................9

ARTICLE 6            GRANT OF AWARDS.....................................................................10
                             6.1   In General............................................................10
                             6.2   Maximum ISO Grants....................................................10
                             6.3   Maximum Individual Grants.............................................10
                             6.4   Restricted Stock/Restricted Stock Units...............................10
                             6.5   SAR...................................................................13
                             6.6   Tandem Awards.........................................................13
                             6.7   Performance Based Awards..............................................13
                             6.8   Bonus Stock...........................................................14
                             6.9   Other Stock Based Awards..............................................15

ARTICLE 7            OPTION PRICE; SAR PRICE.............................................................16

ARTICLE 8            AWARD PERIOD; VESTING...............................................................16
                             8.1   Award Period..........................................................16
                             8.2   Vesting...............................................................17

ARTICLE 9            TERMINATION OF SERVICE..............................................................17

ARTICLE 10           EXERCISE OF INCENTIVE...............................................................17
                              10.1   In General..........................................................17
                              10.2   Disqualifying Disposition of ISO....................................19

ARTICLE 11           SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS...............................20

ARTICLE 12           AMENDMENT OR DISCONTINUANCE.........................................................22


ARTICLE 13           TERM................................................................................23

ARTICLE 14           CAPITAL ADJUSTMENTS.................................................................23

ARTICLE 15           RECAPITALIZATION, MERGER AND CONSOLIDATION; CHANGE IN CONTROL.......................24

ARTICLE 16           LIQUIDATION OR DISSOLUTION..........................................................26

ARTICLE 17           INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER CORPORATIONS.............26

ARTICLE 18           MISCELLANEOUS PROVISIONS............................................................27
                             18.1   Investment Intent....................................................27
                             18.2   No Right to Continued Employment.....................................27
                             18.3   Indemnification of Board and Committee...............................27
                             18.4   Effect of the Plan...................................................27
                             18.5   Compliance With Other Laws and Regulations...........................27
                             18.6   Tax Requirements.....................................................28
                             18.7   Assignability........................................................28
                             18.8   Use of Proceeds......................................................29
                             18.9   Governing Law........................................................29
                             18.10  Successors and Assigns...............................................29
                             18.11  Effective Date.......................................................29
                             18.12  Legend...............................................................29

                            ATMOS ENERGY CORPORATION
                          1998 LONG-TERM INCENTIVE PLAN
                   (AS AMENDED AND RESTATED FEBRUARY 14, 2002)


         The Atmos Energy Corporation 1998 Long-Term Incentive Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Atmos Energy Corporation, a Texas and Virginia corporation (hereinafter called the "Company") on August 12, 1998 to be effective October 1, 1998, and was approved by the Company's shareholders on February 10, 1999. The Plan was amended by the Board of Directors on August 8, 2001 to provide for an increase of 2,500,000 additional shares available for issuance under the Plan, which amendment was approved by the Company's shareholders on February 13, 2002.

                                    ARTICLE 1

                                     PURPOSE

         The purpose of the Plan is to attract and retain the services of able persons as employees of the Company and its Subsidiaries and as Non-employee Directors (as herein defined), to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, or restricted stock, and to motivate employees and Non-employee Directors using performance-related incentives linked to longer-range performance goals and the interests of the Company's shareholders, whether granted singly, or in combination, or in tandem, that will

                  (a) increase the interest of such persons in the Company's welfare;

                  (b) furnish an incentive to such persons to continue their services for the Company; and

                  (c) provide a means through which the Company may attract able persons as employees and Non-employee Directors.

         With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee. Further, any Awards granted under the Plan to a Non-employee Director shall be solely to compensate said Director for his services to the Company as a Non-employee Director.


                                    ARTICLE 2

                                   DEFINITIONS

         For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "Award" means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Bonus Stock or other Stock Unit Award whether granted singly, in combination or in tandem (each individually referred to herein as an "Incentive"). "Award" also means any Incentive to which an award under the Management Incentive Plan is made or converted.

         2.2 "Award Agreement" means a written agreement between a Participant and the Company, which sets out the terms of the grant of an Award.

         2.3 "Award Period" means the period during which one or more Incentives granted under an Award may be exercised or earned.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 "Bonus Stock" means an Award granted pursuant to Section 6.8 of the Plan expressed as a share of Common Stock which may or may not be subject to restrictions.

         2.6 (a) "Change in Control" of the Company shall be deemed to have occurred if:

                  (i) Any "Person" (as defined in Section 2.6(b)(i) below), other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Section 2.6(b)(ii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities, or 33-1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (iii)(A) below.

                  (ii) During any period of two consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any "new director" (as defined in Section 2.6(b)(iii) below) cease for any reason to constitute a majority of the Board of Directors.

                  (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

                           (A) the merger or consolidation would result in the
                  voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                           (B) the merger or consolidation is effected to
                  implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 60% or more of the combined voting power of the Company's then outstanding securities;

                  (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         (b) Definitions. For purposes of Section 2.6(a) above,

                  (i) "Person" shall have the meaning given in Section 3(a)(9) of the 1934 Act as modified and used in Sections 13(d) and 14(d) of the 1934 Act.

                  (ii) "Beneficial owner" shall have the meaning provided in Rule 13d-3 under the 1934 Act.

                  (iii) "New director" shall mean an individual whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved or recommended. However, "new director" shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

                  (iv) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

         2.8 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

         2.9 "Common Stock" means the common stock, with no par value (stated value of $.005 per share), which the Company is currently authorized to issue or may in the future be authorized to issue.

         2.10 "Company" means Atmos Energy Corporation, a Texas and Virginia corporation, and any successor entity.

         2.11 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes will have remuneration in excess of $1,000,000 for the Performance Period, as provided in
Section 162(m) of the Code.

         2.12 "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

         2.13 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

         2.14 "Fair Market Value" of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

         2.15 "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

         2.16 "Management Incentive Plan" means the Atmos Energy Corporation Annual Incentive Plan for Management, as amended from time to time.

         2.17 "Non-employee Director" means a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the 1934 Act or any successor provision.

         2.18 "Non-qualified Stock Option" or "NQSO" means a non-qualified stock option, granted pursuant to this Plan.

         2.19 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

         2.20 "Participant" shall mean an Employee or Non-employee Director to whom an Award is granted under this Plan.

         2.21 "Performance Award" means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

         2.22 "Performance Criteria" or "Performance Goals" or "Performance Measures" mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.

         2.23 "Performance Period" means the time period designated by the Committee during which performance goals must be met.

         2.24 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the value of Common Stock in a manner deemed appropriate by the Committee and described in the Agreement.

         2.25 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Award Agreement.

         2.26 "Plan" means The Atmos Energy Corporation 1998 Long-Term Incentive Plan, as amended from time to time.

         2.27 "Reporting Participant" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

         2.28 "Restricted Stock" means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

         2.29 "Restricted Stock Unit" means a fixed or variable dollar denominated right to acquire Common Stock, which may or may not be subject to restrictions, contingently awarded under Section 6.4 of the Plan.

         2.30 "Retirement" means any Termination of Service solely due to retirement upon attainment of age 65, or permitted early retirement as determined by the Committee.

         2.31 "SAR" means the right to receive a payment, in cash and/or
Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

         2.32 "SAR Price" means the Fair Market Value of each share of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.

         2.33 "Stock Option" means a Non-qualified Stock Option or an Incentive Stock Option.

         2.34 "Stock Unit Award" means awards of Common Stock or other awards pursuant to Section 6.9 hereof that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other securities of the Company.

         2.35 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

         2.36 "Termination of Service" occurs when a Participant who is an Employee or Non-employee Director shall cease to serve as an Employee or Non-employee Director for any reason.

         2.37 "Total and Permanent Disability" means a Participant is qualified for long-term disability benefits under The Atmos Energy Corporation Group Long-Term Disability Plan as in effect from time to time; or, if such Plan is not then in existence, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

                                    ARTICLE 3

                                 ADMINISTRATION

         The Plan shall be administered by the Human Resources Committee of the Board (the "Committee") unless otherwise determined by the Board. If said Human Resources Committee does not so serve, the Committee shall consist of not fewer than two persons; any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         All actions to be taken by the Committee under this Plan, insofar as such actions affect compliance with Section 162(m) of the Code, shall be limited to those members of the Board who are Non-employee Directors and who are "outside directors" under Section 162(m). The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).

         The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

         With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.


                                    ARTICLE 4

                                   ELIGIBILITY

         Any Employee (including an Employee who is also a director or an officer) and any Non-employee Director is eligible to participate in the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee or any Non-employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees or Non-employee Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees and Non-employee Directors who receive, or are eligible to receive, Awards under the Plan.


                                    ARTICLE 5

                             SHARES SUBJECT TO PLAN

         Subject to adjustment as provided in Articles 14 and 15, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) 4,000,000 shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, cancelled or rescinded, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised.

         Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                    ARTICLE 6

                                 GRANT OF AWARDS

         6.1 IN GENERAL. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

         If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of 30 days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

         6.2 MAXIMUM ISO GRANTS. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan, which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option. The Committee may not grant Incentive Stock Options to Non-employee Directors.

         6.3 MAXIMUM INDIVIDUAL GRANTS. No Participant may receive during any fiscal year of the Company Awards of Stock Options and SARs covering an aggregate of more than five hundred thousand (500,000) shares of Common Stock.

         6.4 RESTRICTED STOCK/RESTRICTED STOCK UNITS. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

                  (a) Legend on Shares. Each Participant who is awarded Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in
         Section 18.12 of the Plan. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock.

                  (b) Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

                           (i) Subject to the other provisions of this Plan and
                  the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock and/or Restricted Stock Units. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock and/or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

                           (ii) Except as provided in subparagraph (i) above,
                  the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

                           (iii) The Restriction Period of Restricted Stock
                  and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock and/or Restricted Stock Units, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable Performance Measurements, as may be determined by the Committee in its sole discretion.

                           (iv) Subject to the provisions of the particular
                  Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock and/or Restricted Stock Units shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock and/or Restricted Stock Units, the Company shall, as soon as practicable after the event causing forfeiture (but in any event within 5 business days), pay to the Participant, in cash, an amount equal to the total consideration paid by the Participant for such forfeited shares and/or units. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

         6.5 SAR. An SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

         6.6 TANDEM AWARDS. The Committee may grant two or more Incentives in one Award in the form of a "tandem award," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

         6.7 PERFORMANCE BASED AWARDS.

                  (a) Grant of Performance Awards. The Committee may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the related Award Agreement. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Company thereof (except for applicable tax withholding) other than the rendering of services.

                  (b) Value of Performance Awards. The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such Performance Goals are met will determine the value of the Performance Unit or Performance Share to the Participant.

                  (c) Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, shares of Common Stock, or a combination thereof as determined by the Committee.

         6.8 BONUS STOCK. The Committee may award shares of Bonus Stock to Participants under the Plan without cash consideration. The Committee shall determine and indicate in the related Award Agreement whether such shares of Bonus Stock awarded under the Plan shall be unencumbered of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section 6.7 hereof. In the event the Committee assigns any restrictions on the shares of Bonus Stock awarded under the Plan, then such shares shall be subject to at least the following restrictions:

                  (a) No shares of Bonus Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if such shares are subject to restrictions which have not lapsed or have not been vested.

                  (b) If any condition of vesting of the shares of Bonus Stock are not met, all such shares subject to such vesting shall be delivered to the Company (in a manner determined by the Committee) within 60 days of the failure to meet such conditions without any payment from the Company.

         6.9 OTHER STOCK BASED AWARDS.

                  (a) Grant of Other Stock Based Awards. The Committee may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 6.9 or as an Award granted pursuant to the other provisions of this Article 6, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. The Committee shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") of the Award and shall set forth those rules in the related Award Agreement.

                  (b) Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

                           (i) Common Stock or other securities issued pursuant
                  to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3 under the 1934 Act, a Participant's rights with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date. To the extent a Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3 under the 1934 Act, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by laws of descent and distribution. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

                           (ii) Stock Unit Awards may require the payment of
                  cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

                           (iii) The Committee, in its sole and complete
                  discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of the Stock Unit Awards.

                           (iv) Stock Unit Awards may be subject to a deferred
                  payment schedule and/or vesting over a specified employment period.

                           (v) The Committee as a result of certain
                  circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of Award.


                                    ARTICLE 7

                             OPTION PRICE; SAR PRICE

         The Option Price for any share of Common Stock which may be purchased under a Stock Option and the SAR Price for any share of Common Stock subject to an SAR shall be at least One Hundred Percent (100%) of the Fair Market Value of the share on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

                                    ARTICLE 8

                              AWARD PERIOD; VESTING

         8.1 AWARD PERIOD. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this Article 8 and Article 9. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

         8.2 VESTING. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised.


                                    ARTICLE 9

                             TERMINATION OF SERVICE

         In the event of Termination of Service of a Participant, an Incentive may only be exercised as determined by the Committee and provided in the Award Agreement.


                                   ARTICLE 10

                              EXERCISE OF INCENTIVE

         10.1 IN GENERAL. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in
Article 9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

         In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

                  (a) Stock Options. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date,
         (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price (otherwise known as a "cashless exercise"), and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so submitted.

                  Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

                  (b) SARs. Subject to the conditions of this Section 10.1(b) and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

         10.2 DISQUALIFYING DISPOSITION OF ISO. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.


                                   ARTICLE 11

              SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

         Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Section 11 in addition to the requirements of Sections 6.4, 6.7, 6.8 and 6.9 above. Should conditions set forth under this Section 11 conflict with the requirements of Sections 6.4, 6.7, 6.8 and 6.9, the conditions of this Section 11 shall prevail.

                  (a) All Performance Measures, Goals, or Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

                  (b) The Performance Goals relating to Covered Participants for a Performance Period shall be established by the Committee in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

                           (i) Total shareholder return;

                           (ii) Return on assets, equity, capital, or
                  investment;

                           (iii) Pre-tax or after-tax profit levels, including:
                  earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax, and net income;

                           (iv) Cash flow and cash flow return on investment;

                           (v) Economic value added and economic profit;

                           (vi) Growth in earnings per share;

                           (vii) Levels of operating expense or other expense
                  items as reported on the income statement, including operating and maintenance expense; or

                           (viii) Measures of customer satisfaction and customer
                  service as surveyed from time to time, including the relative improvement therein.

                  (c) The Performance Goals must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code, and the regulations promulgated thereunder.

                  (d) The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws,
         (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m) of the Code.

                  (e) The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

                  (f) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance

         Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

                  (g) The maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 6.4, 6.7, 6.8 and 6.9 for any Performance Period shall be (i) if in cash, One Million Dollars ($1,000,000.00) and (ii) if in shares of Common Stock, five hundred thousand (500,000) shares.

                  (h) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 11.


                                   ARTICLE 12

                           AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this Article 12, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 12 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 13

                                      TERM

         The Plan shall be effective as set forth in Section 18.11. Unless sooner terminated by action of the Board, the Plan will terminate on October 1, 2008, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 14

                               CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

                  (a) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

                  (b) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

                  (c) Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

                  (d) Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change.

                  (e) Appropriate adjustments shall be made with respect to shares of Common Stock applicable to any other Incentives previously awarded under the Plan as the Committee, in its sole discretion, deems appropriate, consistent with the event.

         Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding shares of Restricted Stock, or (iv) the number of shares of Common Stock otherwise payable under any other Incentive.


         Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.


                                   ARTICLE 15

                          RECAPITALIZATION, MERGER AND
                        CONSOLIDATION; CHANGE IN CONTROL

                  (a) The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

                  (c) In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all Stock Options and SARs may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all or any portion of all of the shares of Common Stock subject to such outstanding Incentives whether or not such Incentives are then vested or exercisable.

                  (d) In the event of a Change in Control, notwithstanding any other provision in this Plan to the contrary all unmatured installments of Incentives outstanding and not otherwise canceled in accordance with
         Section 15(c) above, shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock and/or Restricted Stock Units shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

                                   ARTICLE 16

                           LIQUIDATION OR DISSOLUTION

         In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.


                                   ARTICLE 17

                         INCENTIVES IN SUBSTITUTION FOR
                    INCENTIVES GRANTED BY OTHER CORPORATIONS

         Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

                                   ARTICLE 18

                            MISCELLANEOUS PROVISIONS

         18.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

         18.2 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

         18.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

         18.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

         18.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation
Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

         18.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR pursuant to Section 18.7, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

         18.7 ASSIGNABILITY. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 18.7 that is not required for compliance with Section 422 of the Code. The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
(iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Non-qualified Stock Options or

SARs shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 12, 14, 16 and 18 hereof the term "Participant" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 18.7.

         18.8 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

         18.9 GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

         18.10 SUCCESSORS AND ASSIGNS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company's obligation under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the "Company" shall mean the Company as hereinbefore defined and any aforesaid successor to its business and/or assets.

         18.11 EFFECTIVE DATE. The Plan shall be effective as of October 1, 1998. Subject to earlier termination pursuant to Article 12, the Plan shall have a term of ten (10) years from its effective date. After termination of the Plan, no future Awards may be made.

         18.12 LEGEND. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

         On the face of the certificate:

                  "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

         On the reverse:

                  "The shares of stock evidenced by this certificate are subject to and transferrable only in accordance with that certain Atmos Energy Corporation 1998 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

         The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

                  "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

         A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.


                               * * * * * * * * * *

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of February 14, 2002.



                                        ATMOS ENERGY CORPORATION



                                        By: /s/ ROBERT W. BEST
                                            ------------------
                                            Robert W. Best
                                            Chairman of the Board, President
                                            and Chief Executive Officer



Attest:


/s/ SHIRLEY A. HINES
--------------------
Shirley A. Hines
Corporate Secretary


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